EXHIBIT 99.1

Phillips Edison & Company and Phillips Edison Grocery Center REIT II Complete Merger

100% stock-for-stock transaction creates a $6.0 billion internally-managed REIT focused exclusively on grocery-anchored shopping centers

Merger results in larger, more diversified portfolio with increased financial strength

Increases market prominence in grocery-anchored real estate

CINCINNATI - November 16, 2018 - Phillips Edison & Company, Inc. (“PECO”), an internally-managed real estate investment trust (“REIT”) and one of the nation’s largest owners and operators of grocery-anchored shopping centers, has completed its merger with Phillips Edison Grocery Center REIT II, Inc. (“REIT II”), a public non-traded REIT that was advised and managed by PECO.

The 100% stock-for-stock transaction has created a combined company with a total enterprise value (“TEV”) of approximately $6.0 billion. PECO’s merger with REIT II creates a national portfolio with ownership interests in 334 grocery-anchored shopping centers encompassing approximately 37.7 million square feet located across 32 states.

Management Commentary
“This merger creates meaningful benefits for both PECO and REIT II stockholders,” said Jeff Edison, Chairman and Chief Executive Officer of PECO. “It creates an internally-managed REIT that owns a high-quality portfolio of grocery-anchored shopping centers with even greater geographic, grocery-anchor, and tenant diversification. The combined entity will have increased access to the capital markets due to its enhanced size, scale and prominence, which we believe improves our position for a liquidity event.”

“Having successfully managed grocery-anchored retail centers for over 27 years through numerous market cycles we remain bullish on the fundamentals supporting this asset class and will continue to focus on strategically advancing our growth objectives.”

Summary of Strategic Benefits
The merger is expected to create meaningful operational and financial benefits for both PECO and former REIT II stockholders, including:

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Actively Positions Combined Company for Liquidity: The merger has created an internally-managed REIT of significant scale, which is another important step towards a full-cycle liquidity event for both PECO and REIT II stockholders.

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Maintains Exclusive Grocery Focus: Two complementary portfolios have been combined to create a high-quality portfolio with ownership interests in 334 wholly-owned grocery-anchored shopping centers encompassing approximately 37.7 million square feet located across 32 states. This portfolio has an emphasis on necessity-based retailers and service providers, which have proven to be internet resistant and recession resilient, and will benefit from greater geographic, grocery-anchor, and tenant diversification.

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Enhances Potential Public Market Valuation and Increases Size, Scale, and Market Prominence: REIT II stockholders will benefit from PECO’s internally-managed structure, which is likely to receive a better valuation in the public equity markets compared to externally-managed REITs. Additionally, given its enhanced size and scale, the combined company will have improved access to the capital markets, which can be accessed to make strategic investments for future growth.

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Improves Earnings Quality: The merger increases the percentage of PECO’s earnings from real estate from approximately 92% to approximately 97%. Real estate earnings are more highly valued in the public equity markets than management fee income, given the long-term, recurring nature of owning and operating real estate.

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Accelerates Strategy to Simplify Business Model: The combined company is expected to realize the synergies of operating a combined enterprise focused on driving stockholder value and expects to have a seamless integration process, as PECO’s management team has managed REIT II since its inception.

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No Internalization or Disposition Fees Paid; Advisory Fees Terminated: REIT II did not pay PECO any internalization or disposition fees in connection with the merger. Additionally, the advisory agreement between PECO and REIT II has been terminated to remove fees paid by REIT II, which totaled $13.9 million in 2017.

Merger Details
In exchange for each share of REIT II common stock, REIT II stockholders received 2.04 shares of PECO common stock, which is equivalent to $22.54 per share based on PECO’s most recent estimated net asset value per share (“EVPS”) of $11.05. The exchange ratio was based on a thorough review of the relative valuation of each entity, including factoring in PECO’s growing investment management business as well as each company’s transaction costs. Original PECO stockholders own approximately 71% and former REIT II stockholders own approximately 29% of the combined company.

Estimated Value Per Share
PECO’s most recent EVPS of $11.05 was established on May 9, 2018 by its board of directors based on property valuations performed by an independent valuation firm. The combined company expects to perform its next valuation during the Spring of 2019.

Transaction Approval
As part of the merger process, both PECO’s board of directors and the special committee of REIT II’s board of directors independently retained their own financial and legal advisors. Upon the conclusion of a thorough due diligence and negotiation process, PECO’s board of directors and, upon the recommendation of the independent special committee formed by REIT II’s board of directors, REIT II’s board of directors each unanimously approved the transaction.

At the November 14, 2018 PECO annual meeting of stockholders, the proposals to amend PECO’s charter and consummate the merger with REIT II were each approved by at least 92.5% of the votes cast. Of the total shares outstanding, only 1.35% voted unfavorably.

At the November 14, 2018 REIT II annual meeting of stockholders, the proposal to approve the merger with PECO was approved by approximately 93.0% of the votes cast. Of the total shares outstanding, only 1.34% voted unfavorably.

Advisors
BofA Merrill Lynch acted as lead financial advisor to PECO. Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC also acted as financial advisors for PECO. Latham & Watkins LLP acted as exclusive legal advisor to the board of directors of PECO. Morgan Stanley & Co. LLC acted as exclusive financial advisor and Hogan Lovells US LLP acted as exclusive legal advisor to the special committee of the board of directors of REIT II.

Board of Directors
At the closing of the merger, John A. Strong and David W. Garrison were appointed to the combined company's board of directors as independent directors. Following the appointment, the PECO board of directors was increased in size to seven directors, six of whom are independent. Immediately prior to the merger, Strong and Garrison both served as independent directors of the REIT II board of directors.

Distribution Details

PECO
November Distribution: On December 3, 2018, the November 2018 distribution will be made to PECO stockholders of record as of November 15, 2018 at an annualized amount of $0.67 per share, which is consistent with prior months.

REIT II
November Distribution: On December 3, 2018, the November 2018 distribution will be made to REIT II stockholders of record as of November 15, 2018 at an annualized amount of $1.625 per share, which is consistent with prior months. In connection with the merger, this distribution is required to be made in cash. For non-custodial held accounts that typically reinvest distributions and do not have electronic deposit instructions on file, a physical check will be mailed to the address of record.

Combined Company
Future Distributions: PECO, as the combined company following the merger, expects to initiate its December 2018 distribution, which will be the first PECO distribution received by former REIT II stockholders after the closing of the merger, on January 2, 2019. The distribution will be made to former REIT II stockholders based on their distribution preference (cash or reinvest) on file.

Share Repurchase Program (“SRP”)
In connection with the merger, the combined company is required to reset its share repurchase queue. As a result, all SRP requests currently on file have been canceled effective today. All stockholders wishing to participate in the SRP after the merger must submit a new SRP form to the transfer agent, DST, to be included in the next standard repurchase.

New SRP forms may be submitted starting today and are available for download on the PECO website at www.phillipsedison.com/investors/investor-forms. All standard repurchase requests must be on file and in good order to be included for the next standard repurchase, which is expected to occur in July 2019. At that time, should the demand for standard redemptions exceed the funding available for repurchases, the combined company is expected to make pro-rata redemptions.

Following future standard repurchases, requests that are on file and in good order that have not been fully executed (due to pro-rata redemptions), will remain on file for subsequent redemptions. There will be no need to resubmit paperwork after each redemption.

A letter will be sent to each investor currently in the SRP queue explaining the required changes, and a copy of the correspondence will be provided to each financial representative via email.

About Phillips Edison & Company, Inc.
Phillips Edison & Company, Inc., an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. Its diversified portfolio of well-occupied neighborhood shopping centers has a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. Immediately prior to the merger with REIT II, PECO managed 339 shopping centers and owned 218 centers comprising approximately 24.1 million square feet located across 31 states. PECO’s proven, vertically-integrated operating platform allows it to effectively and efficiently acquire, lease and manage its properties, resulting in a history of strong operating results and great shopping experiences. For more information, please visit www.phillipsedison.com.

About Phillips Edison Grocery Center REIT II, Inc.
Prior to the merger with PECO, Phillips Edison Grocery Center REIT II, Inc. was a public non-traded REIT that owned well-occupied grocery-anchored neighborhood shopping centers with a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. Immediately prior to the merger, REIT II owned an institutional quality retail portfolio consisting of 86 grocery-anchored shopping centers totaling approximately 10.3 million square feet.

Forward-Looking Statements
Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the transaction and anticipated earnings, distribution coverage, distributions and other anticipated benefits of the transaction. PECO and REIT II intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about PECO and REIT II’s plans, strategies, liquidity, distributions, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of PECO and/or REIT II’s performance in future periods. Such forward-looking statements can generally be identified by PECO’s or REIT II’s, as applicable, use of forward-looking terminology such as “pro forma,” “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. PECO and REIT II make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and do not intend, and undertake no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Updates
For investor-related updates on Phillips Edison, please visit http://www.phillipsedison.com/investors.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, 513-338-2743
Director of Investor Relations
InvestorRelations@phillipsedison.com

Media Contacts:
Phillips Edison & Company, Inc.
Cherilyn Megill, 801-415-4373
Chief Marketing Officer, Senior Vice President
cmegill@phillipsedison.com

ICR
Megan Kivlehan, 646-677-1807
PECOPR@icrinc.com

Source: Phillips Edison & Company, Inc. and Phillips Edison Grocery Center REIT II, Inc.

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